==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               SCHEDULE 14A
                              (Rule 14a-101)
                         INFORMATION REQUIRED IN
                             PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of
        the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the registrant  /X/

      Filed by a party other than the registrant  / /

      Check the appropriate box:

      / / Preliminary proxy statement     / / Confidential, for Use of the
                                              Commission Only (as
      /X/ Definitive proxy statement          permitted by Rule
                                              14a-6(e)  (2)  )
      / / Definitive additional materials

      / / Soliciting material pursuant to
          Rule 14a-11(c) or Rule 14a-12

                    MICHIGAN CONSOLIDATED GAS COMPANY
             (Name of Registrant as Specified in Its Charter)


 (Name of Person(s) Filing Proxy Statement; if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

      / / $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).

      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies: ___________________________________________________

          (2) Aggregate number of securities to which transactions applies: ___________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
              0-11 (Set forth the amount on which the fililng fee is calculated and state how it was determined):

              ____________________________________________________________

          (4) Proposed maximum aggregate value of transaction: ___________

          (5) Total fee paid: ____________________________________________

      / / Fee paid previously with preliminary materials._________________

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid: _____________________________________

         (2) Form, schedule or registration statement no.: _______________

         (3) Filing party: _______________________________________________

         (4) Date filed: _________________________________________________

==========================================================================

ALFRED R. GLANCY III
Chairman

[MICHCON LETTERHEAD]

    March 2, 1995

    Dear Shareholders:

        As permitted by MichCon's Articles of Incorporation, the Board of Directors has directed that the written consent of shareholders be solicited, in lieu of holding an annual meeting, for the election of directors this year.

        At present, MCN Corporation ("MCN"), which owns all the outstanding common stock of MichCon, holds 99% of the securities entitled to vote. MCN has advised MichCon that it intends to sign a written consent on April 27, 1995, electing the nominees named in the accompanying Proxy Statement, as directors of MichCon.

        To allow holders of our Redeemable Cumulative Preferred Stock, $2.05 Series, the opportunity to give or withhold their consent to the election of such nominees as directors, MichCon is, in accordance with current requirements of the New York Stock Exchange, soliciting proxies authorizing the execution of the aforesaid consent with respect to their shares. However, since MCN owns shares giving it the right to cast more than a majority of the votes entitled to be cast, election of the nominees named in the accompanying Proxy Statement is certain, and such actions occur, upon the execution by MCN of a consent to the election of such nominees, without regard to the consent or withholding of consent of shareholders other than MCN.

        Shareholders of record at the close of business on February 27, 1995 are entitled to express their consent by written action without a meeting.

        Although your consent is being solicited and no Annual Meeting of MichCon will be held, you are invited to attend the 1995 Annual Meeting of Shareholders of MCN (MichCon's parent company). The MCN Annual Meeting will be held at MCN's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold, Detroit, Michigan on Thursday, April 27, 1995 at 1:00 p.m. Eastern Daylight Saving Time. Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders of MichCon who are able to attend.

        If you wish to grant the proxies authority to execute, with respect to your shares, your consent, please complete the enclosed form of proxy, sign it, and return it promptly in the postage-paid envelope provided.

        If you expect to attend MCN's Annual Meeting, please vote and also check off the appropriate box on the proxy card indicating a request for an Attendance Card. An Attendance Card will be mailed to you prior to the meeting. Presentation of this card upon arrival will expedite registration.

    Sincerely,

    /s/  A. R. GLANCY III

                    MICHIGAN CONSOLIDATED GAS COMPANY
                             PROXY STATEMENT
                CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Michigan Consolidated Gas Company ("MichCon"), 500 Griswold Street, Detroit, Michigan 48226, with respect to the execution of the written consents of shareholders of MichCon's Common Stock and Redeemable
Cumulative Preferred Stock, $2.05 Series, on April 27, 1995, in connection with the election of directors of MichCon.

      As of February 27, 1995, the record date for determination of shareholders entitled to consent to the action proposed by this Proxy Statement, there were 10,300,000 shares of MichCon's Common Stock issued and outstanding, all of which were owned by MCN Corporation ("MCN"), and 104,732 shares of its Redeemable Cumulative Preferred Stock, $2.05 Series issued and outstanding. Each such outstanding share of common stock and preferred stock is entitled to one vote.

      If the enclosed form of proxy card is executed and returned, it may nevertheless be revoked by written notice to the Secretary of MichCon at any time before it has been exercised.

ELECTION OF DIRECTORS

      Unless otherwise instructed on the proxy card, the proxy holders intend to execute a consent, effective April 27, 1995, in favor of the election of Alfred R. Glancy III, Stephen E. Ewing, William K. McCrackin, Carl J. Croskey, Daniel L. Schiffer and John E. vonRosen to one year terms as directors. Carol A. McCallion resigned from the Board, effective August 1, 1994. MichCon's Board believes that, if elected, each nominee would be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the Board may select a substitute nominee and in that event a written consent with respect to shares represented by the accompanying form of proxy will be executed for the person so selected.

      SINCE MCN OWNS ALL OF THE OUTSTANDING COMMON STOCK OF MICHCON, ENTITLING IT TO CAST MORE THAN A MAJORITY OF THE VOTES THAT WOULD BE ENTITLED TO BE CAST FOR THE PURPOSE OF ELECTING DIRECTORS, ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS IS ASSURED WITHOUT REGARD TO THE CONSENT OR WITHHOLDING OF CONSENT OF SHAREHOLDERS OTHER THAN MCN.

      The voting securities of MichCon consist of all of its Common Stock and all of its Redeemable Cumulative Preferred Stock, $2.05 Series. MCN owns all of the issued and outstanding shares of Common Stock of MichCon, which constitutes 99% of the voting securities of MichCon. No current director or officer of MichCon owned any of MichCon's voting securities as of February 27, 1995. All MCN share ownership information is stated as of February 27, 1995.

      Information concerning the MichCon Board, including security ownership, principal occupation and business experience during the past five years, is set forth on the following page.

ALFRED R. GLANCY III
Age: 57, Director since 1981

Chairman and Chief Executive Officer of MCN since August 1988 and President since September 1992. Mr. Glancy has been Chairman of MichCon since 1984 and served as its Chief Executive Officer from 1984 until September 1992. He has been a Director of MCN since August 1988. He is also a Director of MLX Corp., NBD Bancorp, Inc. and NBD Bank.

STEPHEN E. EWING
Age: 51, Director since 1984

President of MichCon since 1985, Chief Executive Officer since September 1992 and Chief Operating Officer from 1985 to September 1992. He previously served as President and Chief Operating Officer of MCN from August 1988 to September 1992. He has been a Director of MCN since August 1988.

WILLIAM K. MCCRACKIN
Age: 61, Director since 1984

Vice Chairman and Chief Financial Officer of MCN since August 1988 and Treasurer from August 1988 to September 1992. Mr. McCrackin served as Vice Chairman of MichCon from 1986 until September 1992 and as Chief Financial Officer of MichCon from 1985 until September 1992. He has been a Director of MCN since August 1988.

CARL J. CROSKEY
Age: 43, Director since 1993

Senior Vice President, Gas Operations since August 1993. Mr. Croskey was previously Vice President of Facility Planning at ANR Pipeline Company from May 1989 to August 1993. ANR Pipeline Company, an interstate natural gas pipeline company, provides gathering, storage and transportation services.

DANIEL L. SCHIFFER
Age: 51, Director since 1989

Vice President, General Counsel and Secretary of MCN since April 1989; Vice President and General Counsel of MichCon from July 1991 to September 1992; Associate General Counsel of MichCon from 1984 to July 1991 and Secretary of MichCon from June 1988 to April 1990.

JOHN E. VONROSEN
Age: 51, Director since 1989

Senior Vice President, Corporate Resources since April 1994; Senior Vice President, Customer Operations from November 1991 to April 1994 and Senior Vice President, Customer Service from March 1987 to November 1991.

BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE
  OFFICERS

      The following table includes MCN common stock and stock-based holdings, as of February 27, 1995, of the Company's directors, chief executive officer and its four most highly-compensated executive officers in 1994.

- -------------------------------------------------------------------------------------------
                       COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
- -------------------------------------------------------------------------------------------
                                      COMMON STOCK OWNERSHIP
                                      ----------------------       STOCK
              NAME                     AMOUNT(1)    PERCENT    EQUIVALENTS(2)      TOTAL
- ------------------------------------  ----------   ---------   --------------  ------------
Alfred R. Glancy III................   276,733     .5%          103,086        379,819
Stephen E. Ewing....................    46,029     .1%           57,000        103,029
William K. McCrackin................    45,106     .1%           52,340         97,446
Carl J. Croskey.....................    13,774      *            20,000         33,774
Carol A. McCallion..................     4,885      *             6,200         11,085
Daniel L. Schiffer..................    18,220      *            27,600         45,820
John E. vonRosen....................    48,868     .1%           29,500         78,368
Directors and executive officers as
 a group............................   453,615     .8%          295,726        749,341

- -----------------
   * Less than 0.1%

(1) This column lists voting securities, including shares of restricted stock in which the beneficial owners have voting power but do not have investment power until the shares vest.
    Includes shares held in the MichCon Savings and Stock Ownership Plan (the "Savings Plan"). Beneficial owners of Savings Plan shares have sole voting power on all shares. Beneficial owners have investment power on all shares except those purchased by MCN and held as restricted under provision of the Savings Plan.
    In many instances, voting power and investment power are shared with another as joint tenants.

(2) This column includes the non-voting common stock equivalents, such as performance units and deferred stock units under the MCN Corporation Mandatory Deferred Compensation Plan.

MEETINGS AND COMMITTEES OF THE MICHCON BOARD

      The MichCon Board of Directors held no scheduled meetings during 1994. As permitted by law, the Board acted on numerous matters by unanimous written consent. There are no standing committees of the MichCon Board. In December 1992, the MichCon ByLaws were amended to permit but not mandate an Executive Committee.

DIRECTORS' COMPENSATION

      Members of the MichCon Board are also officers of MichCon, MCN or its affiliates and receive no additional compensation for their service on the Board.

EXECUTIVES' COMPENSATION

      The following table sets forth the aggregate compensation paid or awarded for performance from 1992 through 1994 to the chief executive officer and the four most highly-compensated executive officers of MichCon (collectively, the "Named Executive Officers").

- ---------------------------------------------------------------------------------------------
                                SUMMARY COMPENSATION TABLE
- ---------------------------------------------------------------------------------------------
                                                                    LONG-TERM
                                      ANNUAL COMPENSATION(1)       COMPENSATION
                                --------------------------------  -------------
                                                        OTHER       RESTRICTED        ALL
        NAME AND                                        ANNUAL        STOCK          OTHER
        PRINCIPAL               SALARY(2)  BONUS(3)  COMPENSATION    AWARDS(4)   COMPENSATION(5)
        POSITION          YEAR     ($)       ($)         ($)           ($)            ($)
       ----------        -----  ---------  -------   -----------   -----------  --------------
A. R. Glancy III........  1994   445,000   268,000        0             0           26,700
  Chairman                1993   430,000   166,900        0             0           22,933
                          1992   421,250   180,600        0             0           21,063

S. E. Ewing.............  1994   319,375   112,200        0             0           15,969
  President & Chief       1993   310,000   104,900        0             0           15,500
  Executive Officer       1992   295,000   111,600        0             0           14,750

J. E. vonRosen .........  1994   217,100    63,600        0             0           13,026
  Senior Vice             1993   211,400    59,600        0             0           11,275
  President,              1992   209,525    60,600        0             0           10,052
  Corporate Resources

C. J. Croskey...........  1994   186,000    54,500        0          181,250         3,760
  Senior Vice             1993    75,000    30,300     2,036(6)       67,500             0
  President, Gas
  Operations

C. A. McCallion.........  1994    93,183    28,800        0             0           79,123
  Retired Senior Vice     1993   155,500    39,900        0             0            8,138
  President               1992   149,500    41,300     1,773(6)         0            7,325

- -----------------
(1) Includes amounts received or deferred.

(2) For A. R. Glancy III, represents total compensation paid for services rendered as an officer of MCN and MichCon.
    1993's salary for C. J. Croskey, represents compensation for services rendered as an officer of MichCon from August 1, 1993 (his start date with MichCon) to December 31, 1993.
    1994's salary for C. A. McCallion, represents compensation for services rendered as an executive officer of MichCon for the period January 1, 1994 through July 31,1994. Ms. McCallion resigned as an executive officer effective August 1, 1994.

(3) Amounts under the MCN Corporation Annual Performance Plan are shown for the year upon which performance is measured. They are paid in February or March of the subsequent year.

(4) Upon joining MichCon on August 1, 1993, Mr. Croskey was awarded 4,000 shares of restricted stock. One thousand shares will vest annually on August 1 of each year commencing August 1, 1994 and each August 1 thereafter through August 1, 1997. Based on Mr. Croskey's performance during 1994, he was awarded 10,000 shares of restricted stock. One-third of these shares will vest annually in December of each year commencing December 1995 and each December thereafter through 1997. The amount shown reflects the value of the shares on the date of grant. Mr. Croskey possesses voting power but not investment control for these shares.
    As of December 31, 1994, the aggregate restricted stock holdings on a post-split basis, including awards in years prior to those reflected for the Named Executive Officers, consisted of 84,900 shares worth $1,528,200 at December 31, 1994 (including 39,000 shares valued at $702,000 for A. R. Glancy III, 27,300 shares valued at $491,400 for S.E. Ewing, 15,600 shares valued at $280,800 for J. E. vonRosen, and 3,000 shares valued at $54,000 for C. J. Croskey). These shares are restricted as to vesting for a period of approximately six years from date of issuance. Persons holding such shares possess voting power but do not possess investment control. Regular dividends are paid on the restricted stock. The restricted stock holdings of C. A. McCallion vested on August 1, 1994. Consequently, she had no restricted holdings as of December 31, 1994.

(5) Includes $67,417 of severance pay for Ms. McCallion for the period August 1, 1994 through December 31, 1994. She will receive severance pay of $160,600 annually through December 31, 1996.
    All other amounts shown in this column represent the Company's contributions to defined contribution plans.

(6) Amount reimbursed equivalent to taxes payable on a one-time installation of a home security system.

      Beginning with the 1992 performance year, MCN revised its Stock Incentive Plan replacing restricted stock awards with performance units. Performance units are awarded in February subsequent to the year upon which performance is measured. Performance units awarded for the 1994 performance year to the Named Executive Officers are indicated in the table below.

- --------------------------------------------------------------------------
           LONG-TERM INCENTIVE PLAN -- AWARDS FOR THE YEAR 1994
- --------------------------------------------------------------------------
                                              ESTIMATED FUTURE PAYOUTS
                                PERFORMANCE        UNDER NON-STOCK
                                  OR OTHER         PRICE-BASE PLANS
                       NUMBER   PERIOD UNTIL  --------------------------
                      OF UNITS   MATURATION   THRESHOLD  TARGET  MAXIMUM
        NAME            (#)      OR PAYOUT       (#)      (#)      (#)
       ------         --------  ------------  ---------  ------  -------
A. R. Glancy III ...   32,000     3 years         0      32,000   64,000
S. E. Ewing ........   18,000     3 years         0      18,000   36,000
J. E. vonRosen......   10,000     3 years         0      10,000   20,000
C. J. Croskey.......   10,000     3 years         0      10,000   20,000
C. A. McCallion.....        0     3 years        N/A       N/A      N/A

      Each performance unit is equivalent to a share of MCN common stock. The performance units initially granted are based on MCN's total shareholder return for the previous three years compared to the total shareholder return for a group of peer companies over the same period. Once initially granted regular dividend equivalents are paid on those performance units. The initial grants are adjusted upward or downward after a three year period based on MCN's total shareholder return for this subsequent period compared to the total shareholder return for a group of peer companies over the same period. The final grant, which is expected to be paid 50% in cash and 50% in MCN common stock, will range from zero to 200% of the initial grant and the shares must be held, except for extraordinary circumstances, so long as the recipient is employed by the Company.

      The MCN Stock Option Plan was replaced by the MCN Stock Incentive Plan effective May 1989. No new options have been awarded since February 1987.

- --------------------------------------------------------------------------
                  AGGREGATED OPTION EXERCISES IN 1994(1)
- --------------------------------------------------------------------------
                          SHARES ACQUIRED     VALUE
          NAME              ON EXERCISE     REALIZED
         ------           ---------------   --------
A. R. Glancy III(2) ....         0         $   0
S. E. Ewing.............         0             0
J. E. vonRosen..........       7,584        120,162
C. J. Croskey...........         0             0
C. A. McCallion.........         0             0

- -----------------
(1) As of December 31, 1994, there were no unexercised stock options outstanding for the Named Executive Officers.
(2) In order to encourage executives to maintain their holdings in shares purchased under the Stock Option Plan, which was replaced by the MCN Stock Incentive Plan in May 1989, MCN provided loans at an interest rate in accordance with IRS guidelines based on the market yield of U.S. short-term marketable securities. Pursuant to this provision, Mr. Glancy initiated a loan in conjunction with the exercise of stock options in 1992. The loan, at the then current interest rate of 4.43%, covered a maximum of $1,159,738, including interest, during 1994. A balance of $1,053,598, including interest, was outstanding as of December 31, 1994. The loan is secured by 169,628 shares of MCN common stock with a year-end market value of $3,053,304.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

      MCN has entered into Change of Control Employment Agreements with each of the Named Executive Officers and other officers in 1990. Change of control is defined in the agreements as any of the following: (1) the acquisition of beneficial ownership of 20% or more of the outstanding voting securities of the Company, (2) the appointment or election of new directors to the Company's Board which causes the existing directors to no longer constitute at least a majority of the Company's Board, (3) a reorganization, merger or consolidation in which the beneficial owners of the outstanding voting securities have a beneficial interest of less than 60% of the common stock or outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation, or (4) a complete liquidation or dissolution of the Company. The agreements generally have a term of three years beginning with the change of control of MCN, obligate the officer to continue to serve MCN in the officer's then current capacity, require MCN to compensate the officer in an amount at least equal to the officer's base salary plus the average annual bonus paid to the officer during the preceding three years and provide for the vesting of various unfunded benefits. These unfunded benefits include the Supplemental Retirement Plan discussed on page 7, the Supplemental Death Benefit and Retirement Income Plan discussed on page 7 and the Supplemental Savings Plan, which permits certain key executives to defer income and be credited with matching contributions to the extent that would otherwise be permitted under the Savings Plan but for limitations imposed by Federal tax law on tax-qualified savings plans. The agreements also provide for the grossed-up payment of any Federal excise taxes due from the officers as a result of any payments received under the agreement and provide three years of continued participation in MichCon's benefit and retirement programs. MCN's obligations to the officer, including the obligation to pay base salary and any bonuses, can only be extinguished if the officer's employment is terminated by MichCon for "good cause" or by the officer without "good reason" both as defined in the agreements, or by death or disability.

RETIREMENT PLANS

- ------------------------------------------------------------------------------------
                                 PENSION PLAN TABLE
- ------------------------------------------------------------------------------------
                                  ANNUAL RETIREMENT BENEFIT FOR YEARS OF SERVICE
                          ----------------------------------------------------------
     FINAL AVERAGE           15        20        25        30        35        40
    ANNUAL EARNINGS         YEARS     YEARS     YEARS     YEARS     YEARS     YEARS
   ----------------       --------- --------  --------  --------  --------  --------
  $150,000..............  $ 41,000  $ 54,700  $ 68,400  $ 82,100  $ 95,700  $105,700
   200,000..............    54,800    73,000    91,300   109,500   127,800   141,000
   250,000..............    68,500    91,300   114,100   137,000   159,800   176,400
   300,000..............    82,200   109,600   137,000   164,400   191,800   211,700
   350,000..............    95,900   127,900   159,900   191,900   223,800   247,100
   400,000..............   109,700   146,200   182,800   219,300   255,900   282,400
   450,000..............   123,400   164,500   205,600   246,800   287,900   317,800
   500,000..............   137,100   182,800   228,500   274,200   319,900   353,100
   550,000..............   181,300   241,800   276,100   301,600   351,900   388,500
   600,000..............   197,800   263,800   301,300   329,100   383,900   423,800

      RETIREMENT PLANS. All salaried employees of MCN and certain of its subsidiaries (the "Participating Companies") participate in a noncontributory, defined benefit retirement plan (the "Retirement Plan"). Under the Retirement Plan, the monthly pension at normal retirement (age
65) is calculated using a formula providing a single life monthly benefit equal to (1) 1.33% of final average monthly earnings multiplied by the number of total years of credited service with the Participating Companies; plus (2) 0.5% of final average monthly earnings which exceed a 35 year average social security wage base multiplied by the number of years of credited service up to 35 years. Early retirement benefits (at a reduced benefit if such retirement is before the participant attains age
62) are permitted under the plan, (1) on or after the date a participant attains age 55, if the participant's age plus years of credited service (as defined in the plan) equals or exceeds 70, or (2) when the participant has attained 30 years of credited service. An employee's final average monthly earnings is defined as his or her highest average monthly earnings for a consecutive 60-month period during the participant's last 15 years of employment. Average monthly earnings are calculated based on an individual's base salary only. An employee is not vested under the Retirement Plan until he or she has completed five years of credited service or has attained age 65.

      The Supplemental Retirement Plan is also maintained which provides for the payment of benefits that would otherwise be payable under the Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans.

      The table above illustrates the total estimated annual normal retirement pension benefits including the Supplemental Retirement Plan amounts, if applicable, that will be payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications. Retirement benefits are not subject to any deduction for social security or other offset amounts. The table does not reflect any reductions in retirement benefits that would result from the selection of one of various available survivorship options or the election to retire prior to age 62. Benefit amounts are computed on a straight life annuity basis.

      As of December 31, 1994, the credited years of service (rounded to the nearest whole year) for the Named Executive Officers are as follows:
Mr. Glancy, 32 years; Mr. Ewing, 23 years; Mr. vonRosen, 29 years; Mr. Croskey, 1 year and Ms. McCallion, 36 years.

      SUPPLEMENTAL DEATH BENEFIT AND RETIREMENT INCOME PLAN. The Company's Named Executive Officers and certain other officers of the Participating Companies currently participate in a Supplemental Death Benefit and Retirement Income Plan. Under this plan, the pre-retirement death benefits payable to an employee's surviving spouse, are 50% of the employee's final salary until such time as the employee would have reached age 65; thereafter, payments are 20% of salary until the employee would have reached age 75. At retirement an employee may elect to receive (1) annual supplemental retirement income equal to 20% of the employee's final annual salary payable for a period of ten years after age 62; or (2) other available post retirement benefits which are actuarially equivalent to the ten-year payment option.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

      The salaries and other direct compensation for the officers of MichCon are established by the Board of Directors of its parent company, MCN. MCN's Report of the Compensation Committee of the Board of Directors on Executive Compensation is included in its proxy.

COST OF SOLICITATION OF PROXIES

      The cost of soliciting proxies will be borne by MichCon and will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of MichCon who will not be additionally compensated therefor. MichCon will reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the proxy material to the beneficial owners of MichCon's Redeemable Cumulative Preferred Stock, $2.05 Series.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented for the action of shareholders during 1996 must be received by the Secretary of MichCon at 500 Griswold Street, Detroit, Michigan 48226, no later than November 6, 1995.

                                                           PROXY STATEMENT
                                                                CONSENT OF
                                                              SHAREHOLDERS
                                                                   IN LIEU
                                                                OF MEETING

MICHIGAN CONSOLIDATED
          GAS COMPANY

      [LOGO]

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU SIGN BUT DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS.

                                            ELECTION OF DIRECTORS
                                                                                                                            FOR ALL
                                   GRANTED                                     WITHHELD                                     EXCEPT
AUTHORITY IS GRANTED to execute a   /  /     AUTHORITY IS WITHHELD to execute a  /  /    If you do not wish your shares voted  /  /
consent for the election of the              consent for the election of the             "FOR" a particular nominee, mark the
nominees listed.                             nominees listed.                            "FOR ALL EXCEPT" box and strike a line
                                                                                         through the nominee(s) name. Your
Election of Directors, Nominees:                                                         shares will be voted for the remaining
Alfred R. Glancy III, Stephen E. Ewing,                                                  nominee(s).
William K. McCrackin, Carl J. Croskey,
Daniel L. Schiffer and John E. vonRosen.                                                 Mark box at right if comments have    /  /
                                                                                         been noted on the reverse side of
                                                                                         this card.

                                                                                         Mark box at right to request that an  /  /
                                                                                         Attendance Card to the MCN
                                                                                         Corporation Annual Meeting be sent
                                                                                         to you.

                                                                                         Please sign exactly as name appears hereon.
                                                                                         Joint owners should each sign. When signing
                                                                                         as attorney, executor, administrator,
                                                                                         trustee or guardian, please give full title
                                                                                         as such.

                                                                                         ___________________________________________

                                                                                         ___________________________________________
                                                                                         SIGNATURE(S)                        DATE

- -------------------------------------------------------------------------------
                                                           FOLD AND DETACH HERE

                            [MICHCON LOGO]
                             500 Griswold
                       Detroit, Michigan 48226

Dear Shareholder:

Your vote is very important to the successful conduct of the company's business. I strongly encourage you to exercise your right to vote your shares. We must receive your vote prior to the MCN Corporation Annual Meeting of Shareholders on April 27, 1995.

Please mark the box on the proxy card to indicate how you wish to vote your shares. Then sign, date and detach the card and return it in the enclosed postage-paid envelope. If you expect to attend the MCN
Corporation Annual Meeting, please mark the appropriate box above and an Attendance Card will be mailed to you prior to the meeting.

We, as always, welcome your comments on how informative you have found our Proxy Statement and how well we are doing as a management team. Please write your comments on the back side of this proxy card and mark the appropriate box above.

We look forward to meeting you if you are able to attend the MCN
Corporation Annual Meeting and thank you for promptly returning your proxy card.

Sincerely,

/s/  ALFRED R. GLANCY III
     Alfred R. Glancy III
     Chairman

                          [MICHCON LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alfred R. Glancy III, Stephen E.
Ewing and Susan K. McNish, or any one of them, as Proxies, with the power of substitution, with authority to execute a consent on April 27, 1995, pursuant to the Proxy Statement dated March 2, 1995 with respect to shares of Redeemable Cumulative Preferred Stock, $2.05 Series, of Michigan Consolidated Gas Company.

THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU SIGN BUT DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS.

                       DO YOU HAVE ANY COMMENTS?
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

- -----------------------------------------------------------------------------
                         FOLD AND DETACH HERE

/X/ PLEASE VOTE BY MARKING BOX AS SHOWN IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alfred R. Glancy III, Stephen E.
Ewing and Susan K. McNish, or any one of them, as Proxies, with the
power of substitution, with authority to execute a consent on April   1.) Election of Directors:
27, 1995, pursuant to the Proxy Statement dated March 2, 1995, with
respect to shares of Common Stock of Michigan Consolidated Gas        Alfred R. Glancy III, Stephen E. Ewing, William K. McCrackin,
Company.                                                              Carl J. Croskey, Daniel L. Schiffer and John E. vonRosen

The proxies will vote your shares in accordance with your directions  AUTHORITY IS GRANTED to execute a consent for the
on this card. If you sign but do not indicate your choices on this    election of the nominees listed.                      /  /
card, the Proxies will vote your shares FOR the election of
Directors.                                                            AUTHORITY IS WITHHELD to execute a consent for
                                                                      the election of the nominees listed.                  /  /

                                                                      If you do not wish your shares voted "FOR" a
                                                                      particular nominee, mark the "FOR ALL EXCEPT" box     For All
                                                                      and strike a line through the nominee(s) name. Your   Except
                                                                      shares will be voted for the remaining nominee(s).    /  /
                        REGISTRATION                                  -------------------------------------------------------------
                                                                      Mark box at right if comments have been noted on the
                                                                      reverse side of this card.                            /  /

                                                                      Mark box at right to request that an Attendance Card
                                                                      to the MCN Corporation Annual Meeting be sent to
                                                                      you.                                                  /  /

     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.


                                Date
                                    ------------------------

X:                              X:
  --------------------------      --------------------------
  (Shareholder sign here)         (Co-owner sign here)

- -----------------------------------------------------------------------------